UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Travelport Worldwide Limited
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Travelport to be acquired by affiliates of Siris Capital and Evergreen Coast Capital Key Point Summary December 10, 2018 Confidential

Travelport to be acquired & become a private company • Siris Capital is a private equity firm and Evergreen Coast Capital is the private equity affiliate of hedge fund Elliott Management • Siris and Evergreen will acquire all of the outstanding common shares of Travelport for $15.75 per share in cash, valuing Travelport at approximately $4.4 billion • When the transaction closes - which we currently expect will be in the second quarter of 2019 - Travelport will no longer be a publicly traded company • Until the transaction is completed, Travelport will continue to operate as an independent publicly traded company • Siris and Evergreen have secured committed debt financing and the transaction is not subject to any financing condition Confidential

Overview of Siris Capital • Founded in 2011, Siris Capital is a leading private equity firm based in New York and has raised approximately $5.4 billion of cumulative committed capital • Siris has extensive experience investing in companies in the data, telecommunications, technology, and technology-enabled business service markets • Siris' domain experience in the technology industry and deep and experienced bench of operating executives ("Executive Partners") allow Siris to partner with management to add value both operationally and strategically • Siris appreciates the need for continued investment in technology and fostering trusted relationships with customers and partners • Other companies in which Siris and its predecessor funds have invested include: Confidential

Overview of Evergreen Coast Capital Evergreen Coast Capital is an affiliate of Elliott Management focused on private equity investments: • Focused exclusively on investing in technology companies • Led by private equity industry veterans with decades of private equity experience who have closed over $20 billion of transactions across multiple sectors of technology • Investment strategy is highly flexible both in terms of hold period as well as type of investment • Team of experienced operating executives who will collaboratively help advise portfolio companies • Other companies Evergreen has invested in include: Confidential

Transaction process and timing • Next steps: for 45 days after the announcement of the agreement with Siris and Evergreen, Travelport will be in a "go-shop" period - Travelport may solicit acquisition proposals from other third parties - There are no assurances that this process will result in any superior proposals • Proxy statement: Travelport will file a proxy statement with the SEC that will contain important information about the company, Siris, Evergreen and the proposed transaction • Shareholder vote: the definitive proxy statement will include a date of a special meeting of Travelport's shareholders to approve the proposed transaction. The transaction is subject to approval by Travelport's shareholders • Transaction closing: in the absence of a superior proposal, the transaction is currently expected to close in the second quarter of 2019, pending satisfaction of customary closing conditions. The transaction is not subject to any financing condition Confidential

Financial guidance (in $ millions, except per share amounts) FY 2018 Guidance* Growth Net revenue 2,535 – 2,585 4 – 6% Adjusted EBITDA 585 – 605 (1) – 3% Adjusted Net Income 170 –185 (6) – 2% Adjusted Income per Share – diluted** 1.34 – 1.46 (7) – 1% Free Cash Flow 210 – 230 5 – 15% * Guidance assumes spot foreign exchange rates as of December 3, 2018. ** Based on expected FY fully diluted shares outstanding of 127.0m. Key point summary Reaffirming financial guidance ranges for full year 2018 Continue to anticipate 2018 net revenue, Adjusted EBITDA and Free Cash Flow to be at the lower end of their respective ranges Anticipate 2018 Adjusted Net Income and Adjusted Income per Share (diluted) to be within the mid-to-higher-end of their respective ranges 2019 guidance: In the absence of a transaction, the company currently anticipates its 2019 Adjusted EBITDA to be approximately flat compared to 2018, and its 2019 Adjusted Net Income to be slightly down compared to 2018 due to higher interest expense Confidential

Important information for investors and shareholders Important Information and Where to Find it The proposed acquisition of Travelport by Siris and Evergreen will be submitted to the shareholders of Travelport for their consideration. In connection with the proposed transaction, Travelport will file with the Securities and Exchange Commission (“SEC") a proxy statement with respect to a special meeting of Travelport's shareholders to approve the proposed transaction. The definitive proxy statement will be mailed to Travelport's shareholders. Travelport also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRAVELPORT ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRAVELPORT, SIRIS, EVERGREEN AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about Travelport, Siris and Evergreen, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Travelport will be available free of charge on Travelport's website at ir.travelport.com or by contacting Travelport's Investor Relations Department at +44 (0)1753 288 686. Certain Information Regarding Participants Travelport and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Travelport in connection with the proposed transaction. Information about the directors and executive officers of Travelport is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, and in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 25, 2018. To the extent holdings of Travelport securities have changed since the amounts printed in the proxy statement for the 2018 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above. No Offer or Solicitation This presentation does not constitute a solicitation of proxy, an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Confidential

Cautionary statement regarding forward-looking statements This presentation contains "forward-looking statements" that are not limited to historical facts, but reflect T ravelport's current beliefs, expectations or intentions regarding future events. In some cases, you can identify forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "potential," "should," "will", and "would" or other similar words. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These forward-looking statements include, without limitation, Travelport's expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of Travelport; Travelport's plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by shareholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction. All forward-looking statements involve significant risks and uncertainties that could cause future results to differ from those expressed by the forward-looking statements, many of which are generally outside the control of Travelport and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required shareholder or regulatory approvals, the taking of governmental action to block the proposed transaction, the inability to obtain required financing, or the failure of other closing conditions, and (ii) the possibility that expected financial results will not be realized, or will not be realized within the expected time period, because of, among other things, factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which Travelport operates, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; Travelport's ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; Travelport's ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of Travelport's information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact Travelport's outstanding indebtedness may have on the way Travelport operates its business; Travelport's ability to achieve expected cost savings from Travelport's efforts to improve operational and technology efficiency, including through Travelport's consolidation of multiple technology vendors and locations and the centralization of activities; Travelport's ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and Travelport's ability to grow adjacencies, such as payment and mobile solutions; and the impact on business conditions worldwide as a result of political decisions, including the United Kingdom's decision to leave the European Union. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. The factors listed in the section captioned "Risk Factors" in Travelport's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 20, 2018, Travelport's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, Travelport's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018, and Travelport's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 1, 2018, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere could have an adverse effect on Travelport's business, results of operations, financial position and cash flows. Forward-looking statements speak only as of the date the statements are made. Travelport assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If Travelport does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, Travelport claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Confidential

Non-GAAP financial measures Adjusted EBITDA is defined as Adjusted Net Income (Loss) excluding depreciation and amortization of property and equipment, amortization of customer loyalty payments, interest expense, net (excluding unrealized gains (losses) on interest rate derivative instruments), components of net periodic pension and post-retirement benefit costs other than service cost and related income taxes. Adjusted Net Income (Loss) is defined as net income (loss) excluding amortization of acquired intangible assets, gain (loss) on early extinguishment of debt, and items that are excluded under our debt covenants, such as, income (loss) from discontinued operations, gain (loss) on sale of subsidiary, non-cash equity-based compensation, certain corporate and restructuring costs, non-cash impairment of long-lived assets, certain litigation and related costs, and other non-cash items such as unrealized foreign currency gains (losses) on earnings hedges, and unrealized gains (losses) on interest rate derivative instruments, along with any income tax related to these exclusions. Tax impacts not related to core operations have also been excluded. Adjusted Income (Loss) per Share - Diluted is defined as Adjusted Net Income (Loss) for the period divided by the weighted average number of dilutive common shares. Free Cash Flow is defined as net cash provided by (used in) operating activities, less cash used for additions to property and equipment. The Company utilizes non - GAAP (or adjusted) financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Share - diluted, to provide useful supplemental information to assist investors in understanding and assessing its performance and financial results on the same basis that management uses internally. These adjusted financial measures provide investors greater transparency with respect to the key metrics used by management to evaluate Travelport's core operations, forecast future results, determine future capital investment allocations and understand business trends within the industry. Adjusted Net Income (Loss) per Share - diluted is also used by Travelport's Board of Directors to determine incentive compensation for future periods. Management believes the adjusted financial measures assist investors in the comparison of financial results between periods as such measures exclude certain items that management believes are not reflective of Travelport's core operating performance consistent with how management reviews the business. Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Share - diluted and Adjusted EBITDA are supplemental measures of operating performance that do not represent, and should not be considered as, alternatives to net income (loss), or net income (loss) per share - diluted, as determined under U.S. GAAP. In addition, these measures may not be comparable to similarly named measures used by other companies. The Company believes Adjusted Income (Loss) per Share - diluted is a useful measure for its investors as it represents, on a per share basis, the company's consolidated results, taking into account depreciation and amortization on property and equipment and amortization of customer loyalty payments, as well as other items which are not allocated to the operating businesses such as interest expense (excluding unrealized gains (losses) on interest rate derivative instruments), certain components of net periodic pension and post-retirement benefit costs and related income taxes but excluding the effects of certain expenses not directly tied to the core operations of the company's businesses. Adjusted Income (Loss) per Share - diluted has similar limitations as Adjusted Net Income (Loss) and Adjusted EBITDA and may not be comparable to similarly named measures used by other companies. In addition, Adjusted Net Income (Loss) does not include all items that affect the company's net income (loss) and net income (loss) per share for the period. Therefore, the company believes it is important to evaluate these measures along with its consolidated statements of operations. The Company believes its important measure of liquidity is Free Cash Flow. This measure is a useful indicator of the company's ability to generate cash to meet its liquidity demands. Travelport uses Free Cash Flow to conduct and evaluate its operating liquidity. The Company believes it typically presents an alternate measure of cash flows since purchases of property and equipment are a necessary component of its ongoing operations and provides useful information regarding how cash provided by operating activities compares to the property and equipment investments required to maintain and grow its platform. Travelport believes Free Cash Flow provides investors with an understanding of how assets are performing and measures management's effectiveness in managing cash. Free Cash Flow is a non - GAAP measure and may not be comparable to similarly named measures used by other companies. This measure has limitation in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent residual cash flow for discretionary expenditures. This measure should not be considered as a measure of liquidity or cash flows from operations as determined under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Travelport's results as reported under U.S. GAAP. Confidential

Full year 2018 guidance With respect to our full year 2018 guidance: Adjusted EBITDA guidance consists of Adjusted Net Income guidance excluding expected depreciation and amortization of property and equipment and expected amortization of customer loyalty payments of $240 million to $250 million, expected interest expense, net (excluding the impact of unrealized gain (loss) on interest rate derivative instruments) of approximately $110 million and expected related income taxes of approximately $55 million. Adjusted Net Income guidance excludes the expected impact of amortization of acquired intangible assets of approximately $40 million, loss on early extinguishment of debt of $28 million, expected equity-based compensation and related taxes and corporate and restructuring costs of $60 million to $70 million, income from discontinued operations of $28 million related to the release of an indemnity provision for liabilities accrued upon the sale of Gullivers Travel Associates in 2011 and an expected income tax benefit related to the adjustments above of approximately $15 million. Travelport is unable to reconcile Adjusted EBITDA and Adjusted Net Income to net income (loss) determined under U.S. GAAP due to the unavailability of information required to reasonably predict certain reconciling items, such as loss on early extinguishment of debt, impairment of long-lived assets, unrealized gains or losses on foreign currency and interest rate derivative instruments, and the related tax impact of such adjustments along with other tax adjustments. Adjusted Income per Share - diluted guidance consists of Adjusted Net Income divided by Travelport's expected weighted average number of dilutive common shares for 2018 of approximately 127 million. Free Cash Flow guidance reflects expected net cash provided by operating activities for 2018 of $345 million to $365 million less expected cash additions to property and equipment of approximately $140 million. Confidential

Travelport